Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor / Media Contact:
Mel Stephens
(248) 447-1624
Investor Contact:
Ed Lowenfeld
(248) 447- 4380
Lear Reports Improved Second Quarter Financial Results
and Increases 2011 Outlook and Sales Backlog
     SOUTHFIELD, Michigan, August 4, 2011 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical power management systems, today reported improved financial results for the second quarter and increased its full year 2011 outlook and sales backlog. Second quarter highlights include:
•	Net sales of $3.7 billion, up 21% from a year ago

•	Core operating earnings of $228 million, up 20% from a year ago

•	8th consecutive quarter of year-over-year earnings improvement

•	Free cash flow of $121 million

•	Diluted net income per share of $1.65

•	Increased full year outlook for sales, core operating earnings and free cash flow

•	Continuing to win new business and diversify sales

•	New $500 million credit facility provides increased liquidity and financial flexibility
Business Conditions
     In the second quarter, global industry production declined 1% from a year ago, reflecting primarily production disruptions impacting the Japanese OEMs following the earthquake and tsunami in March. Production in North America and Europe was up 1%, reflecting growth of the traditional North American and European OEMs offset by reduced production of the Japanese OEMs. Production in the emerging markets continues to grow faster than in the mature markets.
     “Lear’s positive momentum continued in the second quarter. We were able to increase sales and earnings at a faster rate than industry production in our major markets. Both of our business units are performing well and continue to win new business. Our balance sheet is exceptionally strong, and with $1.8 billion in cash, we have the resources to drive further growth and enhance shareholder value,” said Bob Rossiter, Lear’s chief executive officer and president.
(more)

Second Quarter 2011 Financial Results
     For the second quarter of 2011, Lear reported net sales of $3.7 billion, pretax income of $205.4 million, including restructuring costs and other special items of $7.4 million, and diluted net income per share of $1.65. Income before interest, other (income) expense, income taxes, restructuring costs and other special items (core operating earnings) was $227.6 million, and adjusted diluted net income per share (adjusted earnings per share) was $1.54. This compares with net sales of $3.0 billion, pretax income of $182.6 million, core operating earnings of $189.7 million and adjusted earnings per share of $1.47 in the second quarter of 2010. A reconciliation of core operating earnings to pretax income and adjusted earnings per share to diluted net income per share, as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.
     In the Seating segment, net sales were up 19% to $2.9 billion, primarily driven by the addition of new business and the positive impact of foreign exchange. Operating earnings increased from last year, reflecting the increase in sales and operating performance improvements, partially offset by increased program development, launch and commodity costs. In the Electrical Power Management Systems segment, net sales grew by 29% to $816.4 million, primarily driven by the improvement in production on key platforms and the positive impact of foreign exchange. Operating earnings and margins improved from last year, primarily reflecting the increase in sales and operating improvements, partially offset by increased launch and commodity costs.
     In the second quarter of 2011, free cash flow was $121.0 million, and net cash provided by operating activities was $206.7 million. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.
     During the second quarter, Lear increased the size of its revolving credit facility to $500 million and extended its maturity to June 2016. In addition, the Company repurchased 1.5 million shares of its common stock for a total of $73 million and paid a dividend of $0.125 per share.
Full Year 2011 Financial Outlook
     Lear’s 2011 outlook is based on industry vehicle production of 12.7 million units in North America, up 2% from the prior outlook, 18.0 million units in Europe, up 3% from the prior outlook, and 15.8 million units in China, up 1% from the prior outlook. The Company’s financial guidance is based on an average full year exchange rate of $1.40/Euro, unchanged from the prior outlook.
     Lear expects 2011 net sales in the range of $13.4 to $13.8 billion, $400 million higher than the prior outlook, primarily reflecting increased industry production. The outlook for core operating earnings is up $40 million to a range of $740 to $780 million.
     Pretax income before restructuring costs and other special items is estimated to be in the range of $695 to $735 million, an increase of $40 million from the prior outlook, reflecting higher core operating earnings. Tax expense excluding restructuring costs and other special items is expected to be approximately $135 million, $10 million higher than the prior outlook, reflecting the increase in pretax income. Adjusted net income attributable to Lear is expected to be in the range of $530 to $570 million, and adjusted earnings per share is expected to be in the range of $4.95 to $5.30 per share, both up from the prior outlook.
     Pretax operational restructuring costs in 2011 are estimated to be about $100 million, a reduction of $25 million from the prior outlook. Capital spending in 2011 is estimated to be approximately $325 million, an increase of $25 million from the prior outlook, reflecting further investment in component capabilities in emerging markets. Free cash flow for 2011 is expected to be approximately $425 million, up $25 million from the prior outlook, reflecting the increased earnings and lower cash restructuring costs partially offset by increased capital spending. The 2011 outlook for interest expense and depreciation and amortization remain unchanged from the prior outlook, at $45 million and $260 million, respectively.
Three-Year Sales Backlog
     The Company continues to win new business globally, and its three-year sales backlog for 2011-2013 has increased to $2.4 billion, up $200 million from the last update in January 2011. The increase continues to support further diversification of sales. For a definition of sales backlog and the underlying backlog development assumptions, please see “Forward-Looking Statements” at the end of this press release.
Webcast Information
     Lear will webcast a conference call to review the Company’s second quarter 2011 financial results and related matters on Thursday, August 4, 2011, at 9:00 a.m. Eastern Daylight Time, through the Investor Relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until August 18, 2011, with a Conference I.D. of 76044873.
Non-GAAP Financial Information
     In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “income before interest, other (income) expense, income taxes, restructuring costs and other special items (core operating earnings),” “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear (adjusted earnings per share),” “tax expense excluding restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, equity in net income of affiliates, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities and gains and losses on the sales of assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon, and other discrete tax items. Free cash flow represents net cash provided by operating activities less capital expenditures.

     Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.
     Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
     For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.
     Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company and its key customers and suppliers; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; the impact of any failure by the United States or any other country to satisfy its obligations, a downgrade (or the prospect of a downgrade) of credit ratings assigned to any such obligations and other similar developments relating to the global credit markets and economic conditions; the impact of pending and future governmental actions in the United States or any other country to address budget deficits through reductions in spending and/or revenue increases; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.
     This press release makes reference to the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs net of lost and cancelled programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches. Sales backlog assumes volumes based on the most recent IHS Automotive production forecast and a Euro exchange rate of $1.40/Euro. For purposes of this press release, the sales backlog includes data for the full years 2011-2013.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 92,500 employees located in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.
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Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	July 2,	July 3,
	2011	2010
Net sales	$3,676.3	$3,039.3

Cost of sales	3,329.7	2,746.5
Selling, general and administrative expenses	119.2	112.8
Amortization of intangible assets	7.2	6.6
Interest expense	10.7	13.3
Other (income) expense, net	4.1	(22.5)

Consolidated income before income taxes	205.4	182.6
Income taxes	19.7	17.3

Consolidated net income	185.7	165.3
Net income attributable to noncontrolling interests	8.2	5.5

Net income attributable to Lear	$177.5	$159.8

Diluted net income per share attributable to Lear	$1.65	$1.48

Weighted average number of diluted shares outstanding	107.4	108.1

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Six Month
	Period Ended
	July 2,	July 3,
	2011	2010
Net sales	$7,188.0	$5,977.8

Cost of sales	6,518.0	5,430.2
Selling, general and administrative expenses	236.7	240.7
Amortization of intangible assets	14.0	13.3
Interest expense	14.0	32.3
Other income, net	(2.8)	(1.5)

Consolidated income before income taxes	408.1	262.8
Income taxes	59.7	23.7

Consolidated net income	348.4	239.1
Net income attributable to noncontrolling interests	14.9	13.2

Net income attributable to Lear	$333.5	$225.9

Diluted net income per share attributable to Lear	$3.09	$2.09

Weighted average number of diluted shares outstanding	107.8	108.0

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 2,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,771.2	$1,654.1
Accounts receivable	2,279.7	1,758.4
Inventories	657.6	554.2
Other	529.7	418.8

	5,238.2	4,385.5

Long-Term:
PP&E, net	1,084.7	994.7
Goodwill	651.6	614.6
Other	564.5	626.3

	2,300.8	2,235.6

Total Assets	$7,539.0	$6,621.1

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$2.5	$4.1
Accounts payable and drafts	2,311.0	1,838.4
Accrued liabilities	1,073.0	976.0

	3,386.5	2,818.5

Long-Term:
Long-term debt	695.1	694.9
Other	555.5	538.9

	1,250.6	1,233.8

Equity	2,901.9	2,568.8

Total Liabilities and Equity	$7,539.0	$6,621.1

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Month
	Period Ended
	July 2,	July 3,
	2011	2010
Net Sales
Europe	$1,525.3	$1,297.5
North America	1,269.7	1,034.4
Asia	560.1	433.2
Rest of World	321.2	274.2

Total	$3,676.3	$3,039.3

Content Per Vehicle [1]
Europe	$325	$275
North America	$408	$329

Free Cash Flow [2]
Net cash provided by operating activities	$206.7	$227.1
Capital expenditures	(85.7)	(41.6)

Free cash flow	$121.0	$185.5

Depreciation and Amortization	$64.3	$57.1

Core Operating Earnings [2]
Pretax income	$205.4	$182.6
Interest expense	10.7	13.3
Other (income) expense, net	4.1	(22.5)
Restructuring costs and other special items -
Costs related to restructuring actions	3.4	12.2
Other	4.0	4.1

Core Operating Earnings	$227.6	$189.7

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$177.5	$159.8
Restructuring costs and other special items -
Costs related to restructuring actions	3.4	12.2
Other	4.0	2.6
Tax impact of special items and other net tax adjustments [3]	(19.7)	(15.7)

Adjusted net income attributable to Lear	$165.2	$158.9

Weighted average number of diluted shares outstanding	107.4	108.1

Diluted net income per share attributable to Lear	$1.65	$1.48

Adjusted earnings per share	$1.54	$1.47

[1]	Content Per Vehicle for 2010 has been updated to reflect actual production levels.

[2]	See “Non-GAAP Financial Information” included in this press release.

[3]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Month
	Period Ended
	July 2,	July 3,
	2011	2010
Net Sales
Europe	$3,050.2	$2,553.1
North America	2,476.6	2,022.0
Asia	1,066.1	885.3
Rest of World	595.1	517.4

Total	$7,188.0	$5,977.8

Content Per Vehicle [1]
Europe	$317	$274
North America	$379	$333

Free Cash Flow [2]
Net cash provided by operating activities	$360.9	$266.0
Capital expenditures	(156.2)	(76.4)

Free cash flow	$204.7	$189.6

Depreciation and Amortization	$125.8	$115.6

Diluted Shares Outstanding at end of quarter [3]	106,600,963	107,962,064

Core Operating Earnings [2]
Pretax income	$408.1	$262.8
Interest expense	14.0	32.3
Other income, net	(2.8)	(1.5)
Restructuring costs and other special items -
Costs related to restructuring actions	5.5	26.4
Other	7.8	7.9

Core Operating Earnings	$432.6	$327.9

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$333.5	$225.9
Restructuring costs and other special items -
Costs related to restructuring actions	5.5	26.4
Gain related to affiliate transaction	(3.9)	—
Other	7.8	6.4
Tax impact of special items and other net tax adjustments [4]	(20.0)	(33.6)

Adjusted net income attributable to Lear	$322.9	$225.1

Weighted average number of diluted shares outstanding	107.8	108.0

Diluted net income per share attributable to Lear	$3.09	$2.09

Adjusted earnings per share	$2.99	$2.08

[1]	Content Per Vehicle for 2010 has been updated to reflect actual production levels.

[2]	See “Non-GAAP Financial Information” included in this press release.

[3]	Calculated using stock price at end of quarter. Diluted shares outstanding at end of quarter for 2010 has been restated to reflect the two-for-one stock split.

[4]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.